Exhibit 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned hereby certifies, in his capacity as Chief Financial Officer of American Bank Note Holographics, Inc. (the “Company”), that the Quarterly Report of the Company on Form 10-Q for the period ended June 30, 2007, as filed with the Securities and Exchange Commission on the date hereof (the “Report”) fully complies with the requirements of Section 13(a) and 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition of the Company at the end of the period covered by the Report and the results of operations of the Company for the period covered by the Report.

By: /s/ Mark J. Bonney
Mark J. Bonney
Executive Vice President, Chief Financial Officer and Chief Accounting Officer

Date: August 7, 2007

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to American Bank Note Holographics, Inc. and will be retained by American Bank Note Holographics, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.